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                                                                      EXHIBIT 15


March 12, 1999

Mr. Walter Z. Berger
Chief Financial Officer
Emmis Communications Corporation
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, IN 46204



Dear Mr. Berger:

We are aware that Emmis Communications Corporation has incorporated by reference in this registration statement its Form 10-Q for the quarter ended May 31, 1998, which includes our report dated June 19, 1998, covering the unaudited interim financial information contained therein, its Form 10-Q for the quarter ended August 31, 1998, which includes our report dated October 7, 1998, covering the unaudited interim financial information contained therein and its Form 10-Q for the quarter ended November 30, 1998, which includes our report dated December 17, 1998, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP